Exhibit 10.2

                                COLUMBIA BANCORP

                          10480 Little Patuxent Parkway
                             Columbia Maryland 21044

                                                ____________, 19__


                      Non-Qualified Stock Option Agreement
                      ------------------------------------

[Name]
[Address]

Dear ____________:

         The Administrator of the Columbia Bancorp 1997 Stock Option Plan (the "Plan") takes pleasure in extending to you an option (the "Option") to purchase shares of Common Stock of Columbia Bancorp (the "Common Stock") pursuant to the Plan. The Option shall be subject to the following terms and conditions:

                  (1) Non-Qualified Stock Option. The Option is intended not to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended or replaced (the "Code").

                  (2) Number of Shares. The Option covers ________ shares of Common Stock (the "Shares").

                  (3) Option Price. The exercise price per share of Common Stock covered by the Option shall be $_________ ("Exercise Price Per Share"; hereinafter "Exercise Price" means the exercise price with respect to all Shares acquired pursuant to each exercise of the Option).

                  (4)  Exercise of Option.  [For  Options of 200 Shares or Less:
         Except as provided in Section 5(c) of the Plan, this Option may not be exercised during the first year after the Date of Grant, as defined in Paragraph (6) hereof. Unless terminated earlier pursuant to other provisions hereof, this Option shall become exercisable in full after one year after the Date of Grant.] [For Options of More than 200
         Shares: Except as provided in Section 5(c) of the Plan, this Option (A) may not be exercised during the first year after the Date of Grant, and
         (B) unless terminated earlier pursuant to other provisions hereof, the Option may be exercised to acquire up to: (i) twenty-five percent (25%) of the Shares after one year after the Date of Grant; (ii) fifty percent (50%) after two years; (iii) seventy-five percent (75%) after three years; and (iv) one hundred percent (100%) after four years.

                  (5) Termination of Employment. Except as provided in Paragraph
         (5)(C) hereof, this Option, to the extent it is not then exercisable, shall terminate when your employment with the Company and all Subsidiaries terminates. Except as provided in Paragraphs (5)(A),
         (5)(B) and 5(C) hereof, the Option, to the extent it is exercisable but has not been exercised (the "Unexercised Option"), shall also terminate when your employment with the Company and its Subsidiaries terminates.

                           (A) Retirement or Voluntary Resignation. If you terminate employment with the Company and its Subsidiaries due to (i) Retirement, as defined hereinafter, or (ii) voluntary resignation with the consent of the Board of Directors of the Company or a Subsidiary, the Unexercised Option may be exercised until the expiration of one (1) year after the date your employment terminates. "Retirement" means a retirement from employment with the Company and its Subsidiaries either on or after the first day of the month coinciding with or next following your sixty-fifth (65th) birthday.

                           (B) Disability or Death. If you terminate employment with the Company and its Subsidiaries because of (i) death or (ii) Disability, as defined hereinafter, the Unexercised Option may be exercised (in the case of death, by your executor, personal representative, or the person to whom the Unexercised Option shall have been transferred by will or the laws of descent and distribution, as the case may be) until the expiration of one (1) year after the date of your termination of employment. "Disability" means a permanent mental or physical disability due to accident or illness that renders you unable to perform every duty of your occupation with the Company and the Subsidiaries for a period of at least one hundred eighty (180) days, provided that you establish such disability to the satisfaction of the Administrator. Evidence of such Disability shall include the certificate of a competent licensed physician selected by you and approved by the Administrator which confirms that you have a Disability as defined herein.

                           (C) Directors and Consultants. The foregoing provisions of this Paragraph (5) shall not apply if the Option is granted to a director or consultant of the Company or a Subsidiary who is not also an employee of the Company or a Subsidiary on the hereof.

                  (6) Term of Option.  This Option is  effective  as of the date the Administrator approved the Option, _______________, 19___ (the "Date of Grant"). Notwithstanding anything herein to the contrary, this Option may not be exercised, in whole or in part, after _______________, 20___.

                  (7) Manner of Exercise. You or any person exercising the Option may do so only by delivering written notice thereof to the Administrator. Such notice shall be in such form as the Administrator may require at its sole discretion.

                           (A) Payment of Exercise Price. Full payment for the Exercise Price shall be made at or prior to the time that the Option, or any part thereof, is exercised (or, in the discretion of the Administrator, at such later time as the certificates for such Shares are delivered). Such payment shall be made: (i) by cash or certified check; or (ii) in the discretion of the Administrator, by causing the Company to withhold shares of Common Stock with a Fair Market Value, determined as of the date of exercise.

                           (B) Withholding Taxes. You shall pay to the Company, or make provision satisfactory to the Administrator for payment of, any federal and state income and employment taxes required to be withheld with respect to the Option no later than the date of the event creating the tax liability. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to you. In the event that payment to the Company of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

                  (8) Right As Stockholder. You will have no rights as a stockholder solely because of the grant or exercise of the Option before the Company issues to you the certificates for the Shares as to which the Option has been exercised.

                  (9) Option Non-Assignable and Non-Transferable. The Option and all rights granted hereunder, including the right to surrender the Option, is not assignable or transferable other than by will or the laws of descent and distribution and, during your lifetime, is exercisable only by you or your guardian or legal representative.

                  (10) Restricted Stock. You will receive Shares restricted in terms of transferability, as will be indicated in a legend printed on the stock certificate in the event that there is not an effective registration statement with respect to such Shares at the time of their issue.

                  (11) Terms of Plan. The Option is granted under and subject to the provisions of the Plan, attached hereto. Unless stated otherwise herein, capitalized terms herein shall have the same meaning as defined in the Plan.

                  (12) Notices. Any notice required or permitted to be given to the Administrator shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to:

                           Personnel, Compensation and Stock Option Committee Columbia Bancorp
                           9171 Baltimore National Pike
                           Ellicott City, Maryland  21042

                           Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

                  (13) Non-Guarantee of Employment. Nothing in the Plan or in this Non-Qualified Stock Option Agreement shall confer any right on an individual to continue in the employ of the Company or any Subsidiary or shall interfere in any way with the right of the Company or a Subsidiary to terminate such employment at any time.

                  (14) Binding Effect. The covenants and agreements of this Non-Qualified Stock Option Agreement contained herein shall be binding upon, and inure to the benefit of, the heirs, legal representatives, successors, and assigns of the respective parties hereto.

                  (15) Entire  Agreement.  Except as provided in Paragraph  (11)
         hereof, this Non-Qualified Stock Option Agreement contains the entire agreement between the Company and you with respect to the subject matter contained herein. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Non-Qualified Stock Option Agreement shall be void and ineffective for all purposes.

                  (16) Governing Law. The validity, construction and effect of this Non-Qualified Stock Option Agreement, and of any rules, regulations, determinations or decisions made by the Administrator relating thereto, and the rights of any and all persons having or claiming to have any interest hereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles.

         The copy of the Option enclosed should be signed by you, dated, and returned to the Company prior to _______________, 19__ to acknowledge your receipt of the Option and your approval of each of the terms and conditions hereof. If the Option has not been accepted and approved by you in writing by such date, it shallterminate.

                                   Very truly yours,


                                   ADMINISTRATOR, COLUMBIA BANCORP
                                   1997 STOCK OPTION PLAN



                                   By: _____________________________________
                                   Print Name: _____________________________
                                   Title: __________________________________



Accepted and Approved:


______________________________________
Print Name: __________________________

Dated: _________________________, 19__